Registration No. 333-
As filed with the Securities and Exchange Commission on June 21, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

USG CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	36-3329400
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
550 West Adams Street
Chicago, Illinois 60661-3676
(312) 436-4000
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Ellis A. Regenbogen	Copies to:
Vice President, Associate General Counsel and Corporate	Timothy J. Melton
Secretary	Jones Day
550 West Adams Street	77 West Wacker Drive
Chicago, Illinois 60661-3676	Chicago, Illinois 60601-1692
(312) 436-4000	(312) 782-3939
(Names, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting compony)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities To	Amount to be	Offering Price per	Aggregate Offering	Amount of
Be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Common Stock, par value $0.10 per share	2,084,781	$13.595	$28,342,597.70	$3,290.58
Preferred Stock Purchase Rights (3)

(1)	This Registration Statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction pursuant to Rule 416(a) under the Securities Act.

(2)	Estimated solely for the purposes of calculating the registration fee, computed pursuant to Rule 457(c) under the Securities Act on the basis of the average of the high and low sales prices of a share of USG Corporation common stock, as reported on the New York Stock Exchange — Composite Transactions System on June 14, 2011.

(3)	Pursuant to the Rights Agreement dated December 21, 2006, as amended, one preferred stock purchase right is associated with each issued and outstanding share of common stock. No additional registration fee is payable in respect thereof.

PROSPECTUS
2,084,781 Shares
USG Corporation
Common Stock

     This prospectus relates to the resale, from time to time, by the USG Corporation Retirement Plan Trust (the “Selling Stockholder”), which is a trust maintained in connection with the defined benefit pension plan sponsored by us, of up to 2,084,781 shares of common stock, par value $0.10 per share, of USG Corporation. The shares of our common stock covered by this prospectus are shares that we have contributed to the Selling Stockholder in a private transaction for the benefit of our employees who participate in that defined benefit pension plan. The shares of our common stock may be offered for sale from time to time by The Northern Trust Company (the “Trustee”), as duly appointed trustee of the Selling Stockholder, at the direction of Evercore Trust Company, N.A., or its successor (the “Investment Manager”), the investment fiduciary appointed to manage the shares of our common stock covered by this prospectus. The Investment Manager will determine the time and manner of sale of the shares of our common stock covered by this prospectus. See “Selling Stockholder” and “Plan of Distribution.”
     The shares of our common stock to which this prospectus relates may be sold, from time to time, in brokerage transactions on the New York Stock Exchange, in privately negotiated transactions or otherwise. These sales may be for negotiated prices or on the open market at prevailing market prices. We will not receive any portion of the proceeds of the sale of the shares of our common stock offered by this prospectus. We will pay all costs, expenses and fees incurred in connection with the preparation and filing of this prospectus and the related registration statement. The Selling Stockholder will pay all expenses incurred in connection with sales of the shares of our common stock covered by this prospectus. The Selling Stockholder will also be responsible for other costs, if any, incurred in selling the shares of our common stock, which costs may include, among other things, underwriters discounts, brokerage fees and commissions.
     Our common stock trades on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “USG.” The last reported sale price of our common stock on the New York Stock Exchange on June 20, 2011 was $14.84 per share.
     Investing in our common stock involves risks. Please consider carefully the specific factors set forth under the heading “Risk Factors” in our filings with the Securities and Exchange Commission.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 21, 2011.

     In making your investment decision, you should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not offering these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated herein by reference is accurate as of any date other than the date on the front of the applicable document. Our business, financial condition, operating results and prospects may have changed since those dates.

-i-

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement filed by us with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, the Selling Stockholder may, from time to time, offer and sell, in one or more offerings, the shares of our common stock described in this prospectus. This prospectus provides you with a general description of the shares of our common stock the Selling Stockholder may offer. We may provide a prospectus supplement containing specific information about the terms of a particular offering by the Selling Stockholder. The prospectus supplement may add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.”
     In this prospectus, except as otherwise indicated or as the context otherwise requires, “USG,” “we,” “our,” “us” and the “company” refer to USG Corporation, a Delaware corporation. In the discussion of our business in this prospectus, “we,” “our” and “us” also refer to our subsidiaries, unless the context requires otherwise.
FORWARD-LOOKING STATEMENTS
     In this prospectus, including the information we incorporate by reference, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions. Actual business, market or other conditions may differ from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or other similar words.
     Actual results may differ due to various other factors, including:
•	economic conditions, such as the levels of new home and other construction activity, employment levels, the availability of mortgage, construction and other financing, mortgage and other interest rates, housing affordability and supply, the levels of foreclosures and home resales, currency exchange rates and consumer confidence;

•	capital markets conditions and the availability of borrowings under our credit agreement or other financings;

•	competitive conditions, such as price, service and product competition;

•	shortages in raw materials;

•	changes in raw material, energy, transportation and employee benefit costs;

•	the loss of one or more major customers and our customers’ ability to meet their financial obligations to us;

•	capacity utilization rates for us and the industry;

•	changes in laws or regulations, including environmental and safety regulations;

•	the outcome in contested litigation matters;

•	the effects of acts of terrorism or war upon domestic and international economies and financial markets;

•	acts of God; and

•	the other risk factors listed from time to time in documents and reports filed by us with the SEC.

     These risks and uncertainties are discussed in more detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our most recently filed annual report on Form 10-K and in the other documents and reports filed by us with the SEC. You may obtain copies of these documents and reports as described under the headings “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.”
     Other factors and assumptions not identified above were also involved in the making of the forward-looking statements. The failure of those assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. As a result, the trading price of our securities could decline and you could lose a part or all of your investment. We have no obligation and make no undertaking to update or revise any forward-looking information.
WHERE YOU CAN FIND MORE INFORMATION
     We file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet on the SEC’s Web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, please call (212) 656-5060. In addition, we post our filed documents on our Web site at www.usg.com. Except for documents incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our Web site is to be considered as part of this prospectus.
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
     We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in this prospectus unless the information incorporated by reference was filed after the date of this prospectus. We incorporate by reference:
•	our annual report on Form 10-K for the fiscal year ended December 31, 2010;

•	our quarterly report on Form 10-Q for the quarterly period ended March 31, 2011;

•	our current reports on Form 8-K filed on January 21, 2011, February 10, 2011, May 16, 2011 and June 14, 2011;

•	the description of our common stock contained in our registration statement on Form 8-A dated April 16, 1993, including any amendment or report updating such description; and

•	our registration statement on Form 8-A dated December 21, 2006, and our registration statement on Form 8-A/A dated December 5, 2008, which contain descriptions of the preferred stock purchase rights associated with each issued and outstanding share of common stock pursuant to the Rights Agreement, dated as of December 21, 2006, as amended, between us and Computershare Investor Services LLC, including any amendment or report updating such description.
     We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, until all of the securities covered by this prospectus are sold.

     We will provide to you a copy of any or all of the above filings that have been incorporated by reference into this prospectus, excluding exhibits to those filings, upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:
USG Corporation
550 West Adams Street
Chicago, Illinois 60661-3676
Attn: Corporate Secretary
Telephone: (312) 436-4000
USG CORPORATION
     Through our subsidiaries, we are a leading manufacturer and distributor of building materials. We produce a wide range of products for use in new residential, new nonresidential and residential and nonresidential repair and remodel construction as well as products used in certain industrial processes. Our operations are organized into three reportable segments: North American Gypsum, Building Products Distribution and Worldwide Ceilings.
•	North American Gypsum: North American Gypsum manufactures and markets gypsum and related products in the United States, Canada and Mexico. It includes United States Gypsum Company in the United States, the gypsum business of CGC Inc., or CGC, in Canada and USG Mexico, S.A. de C.V. in Mexico. North American Gypsum’s products are used in a variety of building applications to finish the walls, ceilings and floors in residential, commercial and institutional construction and in certain industrial applications. Its major product lines include SHEETROCK® brand gypsum wallboard, a line of joint compounds used for finishing wallboard joints also sold under the SHEETROCK® brand name, DUROCK® brand cement board, FIBEROCK® brand gypsum fiber panels and SECUROCK® brand glass mat sheathing used for building exteriors and gypsum fiber panels used as roof cover board.

•	Building Products Distribution: Building Products Distribution consists of L&W Supply Corporation and its subsidiaries, the leading distributor of gypsum wallboard and other building materials in the United States. It is a service-oriented business that stocks a wide range of construction materials. It delivers less-than-truckload quantities of construction materials to job sites and places them in areas where work is being done, thereby reducing the need for handling by contractors.

•	Worldwide Ceilings: Worldwide Ceilings manufactures and markets interior systems products worldwide. It includes USG Interiors, Inc., the international interior systems business managed as USG International and the ceilings business of CGC. Worldwide Ceilings is a leading supplier of interior ceilings products used primarily in commercial applications. Worldwide Ceilings manufactures ceiling tile in the United States and ceiling grid in the United States, Canada, Europe and the Asia-Pacific region. It markets ceiling tile and ceiling grid in the United States, Canada, Mexico, Europe, Latin America and the Asia-Pacific region. It also manufactures and markets joint compound in Europe, Latin America and the Asia-Pacific region.
     Our principal executive offices are located at 550 West Adams Street, Chicago, Illinois 60661-3676, and our telephone number is (312) 436-4000. We maintain an Internet Web site at www.usg.com. Except for documents incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our Web site is to be considered as part of this prospectus.
THE OFFERING
     The shares of our common stock to which this prospectus relates may be sold from time to time by the Selling Stockholder. These shares were acquired by the Selling Stockholder from us through our contribution of the shares on June 21, 2011 to fund the defined benefit pension plan described in this prospectus.

USE OF PROCEEDS
     The proceeds from any sale of our common stock pursuant to this prospectus are solely for the account of the Selling Stockholder and for the benefit of employees and retirees and their beneficiaries participating in the defined benefit pension plan under which the Selling Stockholder is maintained. We will not receive any proceeds from any sale of our common stock by the Selling Stockholder.
SELLING STOCKHOLDER
     The table below reflects the number of shares of our common stock beneficially owned by the Selling Stockholder and held by the Trustee as of June 21, 2011, and the number of shares of our common stock that the Selling Stockholder may offer for sale from time to time pursuant to this prospectus, whether or not the Selling Stockholder has a present intention to do so. The Selling Stockholder may resell all, a portion, or none of the shares of our common stock from time to time. There is no assurance that the Selling Stockholder will sell any or all of the shares of our common stock offered by the Selling Stockholder under this prospectus.

		Number of Shares of	Shares Owned After the
	Number of Shares of	Common Stock	Offering Assuming the
Name of Selling	Common Stock Owned	Covered by This	Sale of all Covered Shares
Stockholder	Prior To Offering	Prospectus	Number %

USG Corporation Retirement Plan Trust	4,658,254 *	2,084,781	0** ***

*	In addition to the shares of common stock acquired by the Selling Stockholder on June 21, 2011 and covered by this prospectus, the number of shares of common stock owned prior to the offering includes 3,271,405 shares of common stock previously registered for resale pursuant to a prospectus dated September 8, 2010 less 697,932 of such shares previously sold by the Selling Stockholder as of June 21, 2011.

**	The number of shares of common stock owned after the offering also assumes the sale of all shares covered by the prospectus dated September 8, 2010.

***	Represents less than one percent.
     The Selling Stockholder is a pension trust established under the tax-qualified defined benefit pension plan maintained by us. The Trustee is a directed trustee with respect to the Selling Stockholder trust account in which the common stock is held and is subject to the direction of the Investment Manager that has discretionary authority in connection with the disposition of the shares of our common stock held by the Selling Stockholder. The USG Pension and Investment Committee has the power to revoke the appointment of the Investment Manager and appoint new investment managers or to change the scope of the appointment of the Investment Manager. The Pension and Investment Committee is a committee appointed by the Compensation and Organization Committee of our Board of Directors.
DESCRIPTION OF COMMON STOCK
     The following summary description sets forth some of the general terms and provisions of our common stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of the common stock, you should refer to the provisions of our Restated Certificate of Incorporation and By-laws and the form of stock certificate, each of which has been incorporated by reference as an exhibit to this registration statement.
General
     The total number of shares of capital stock that we have authority to issue is 236 million, consisting of 200 million shares of common stock, par value $0.10 per share, and 36 million shares of preferred stock, par value $1.00 per share. As of June 1, 2011, approximately 103.2 million shares of common stock were outstanding, and no shares of preferred stock were outstanding.
     The issued and outstanding shares of common stock are validly issued, fully paid and nonassessable. Subject to the prior rights of the holders of any preferred stock, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at the times and in the amounts as our board of directors may from time to time determine. We have not paid a dividend on our common stock since the first quarter of 2001 and have no plans to do so in the foreseeable future. Our credit agreement limits our ability to pay a dividend or repurchase our stock unless specified borrowing availability and fixed charge coverage ratio tests are met, and it prohibits payment of a dividend if a default exists under the agreement. Further, in the event we enter into additional debt financing arrangements, our ability to pay cash dividends on our common stock is likely to be restricted under those documents.
     Upon liquidation, dissolution or winding up of our company, the holders of common stock are entitled to receive pro rata the assets of the company which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of holders of any preferred stock then outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting. Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption rights or sinking fund provisions with respect to the common stock. There is no liability for further calls or for assessments by us.
Certain Provisions of the Restated Certificate of Incorporation and By-laws
     Our Restated Certificate of Incorporation and By-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless the takeover or change in control is supported by our board of directors. The provisions may also render the removal of the current board more difficult.
     Our Restated Certificate of Incorporation provides for three classes of directors, each of which is to be elected on a staggered basis for a term of three years. At present, our board of directors is composed of 11 directors.
     The affirmative vote or consent of at least 80% of the voting power of all of our stock entitled to vote in the election of directors is required to approve certain types of transactions with another beneficial owner of more than 5% of the outstanding shares of any class of our stock that is entitled to vote generally in the election of directors. The transactions include a merger or consolidation of us or any of our subsidiaries, sale of all or substantially all of our assets or any of our subsidiaries or the sale or lease of any assets (except assets having an aggregate fair market value of less than $10 million) in exchange for certain types of securities. Our board of directors may render the super-majority voting requirements inapplicable by (a) approving a memorandum of understanding with the other corporation, person or entity with respect to such a transaction prior to the time that the corporation, person or entity becomes the beneficial owner of more than 5% of any class of voting stock or (b) approving such a transaction after the time that the greater than 5% holder acquires such beneficial ownership if a majority of the members of our board approving the transaction were duly elected and acting members of our board prior to the time that the other corporation, person or entity became a greater than 5% stockholder.
     Any action to be taken at any annual or special meeting of our stockholders may only be taken without a meeting if a consent in writing is signed by the holders of at least 80% of the voting power entitled to vote with respect to that subject matter.
     The provisions in our Restated Certificate of Incorporation described above may only be amended by 80% of the voting power entitled to vote in the election of directors.
Future Issuance of Preferred Stock
     As of the date of this prospectus, there are no shares of preferred stock issued or outstanding. Under our Restated Certificate of Incorporation, two million shares of Junior Participating Preferred Stock, Series C, par value $1.00 per share, have been designated for possible issuance. Additionally, pursuant to a certificate of designation, four million shares of Junior Participating Preferred Stock, Series D, par value $1.00 per share, have been designated for possible issuance in connection with our stockholder rights plan described below. Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of these series of preferred stock or one or more other series of preferred stock and may, at the time of issuance, determine the rights, preferences and limitations of those other series of preferred stock. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of common stock. Under certain circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Our board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock.
Certain Provisions of Delaware Law
     We are governed by the provisions of Section 203 of the Delaware General Corporation Law, or the DGCL. In general, Section 203 of the DGCL prohibits us from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless the business combination is approved in a prescribed manner. Business combinations, for purposes of Section 203 of the DGCL, include mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock, but excludes persons who acquire over 85% of our voting stock in a tender offer.
Shareholder’s Agreement with Berkshire Hathaway Inc.
     In connection with our plan of reorganization completed in connection with our emergence from bankruptcy in 2006, we conducted an offering in which we issued to stockholders as of June 30, 2006 the right to purchase, at $40.00 per share, one new share of our common stock for each share owned. This offering is referred to herein as the 2006 Rights Offering. The rights expired on July 27, 2006. In connection with the 2006 Rights Offering, Berkshire Hathaway Inc., or Berkshire Hathaway, agreed, through a backstop commitment, to purchase from us, at $40.00 per share, all of the shares of common stock offered pursuant to the 2006 Rights Offering that were not issued pursuant to the exercise of rights. On August 2, 2006, we issued 6.97 million shares of common stock to Berkshire Hathaway in accordance with this backstop commitment. These shares included 6.5 million shares underlying rights distributed to Berkshire Hathaway in connection with the shares it beneficially owned as of June 30, 2006 and 469,274 million shares underlying rights distributed to other stockholders that were not exercised in the 2006 Rights Offering. A total of 44.92 million shares of our common stock were distributed in connection with the 2006 Rights Offering, including the shares issued to Berkshire Hathaway.
     In connection with the backstop commitment, we and Berkshire Hathaway entered into a shareholder’s agreement whereby Berkshire Hathaway agreed, among other things, that for a period of seven years following completion of the 2006 Rights Offering, except in limited circumstances, Berkshire Hathaway will not acquire beneficial ownership of our voting securities if, after giving effect to the acquisition, Berkshire Hathaway would own more than 40% of our voting securities on a fully diluted basis. Berkshire Hathaway further agreed that, during the seven-year period, it will not solicit proxies with respect to USG’s securities or submit a proposal or offer involving a merger, acquisition or other extraordinary transaction unless the proposal or offer (i) is requested by our board of directors or (ii) is made to our board of directors confidentially, is conditioned on approval by a majority of USG’s voting securities not owned by Berkshire Hathaway and a determination by our board of directors as to its fairness to stockholders and, if the proposed transaction is not a tender offer for all shares of our common stock or an offer for the entire company, is accompanied by an undertaking to offer to acquire all shares of our common stock outstanding after completion of the transaction at the same price per share as was paid in the transaction. Pursuant to the shareholder’s agreement, Berkshire Hathaway has agreed to vote 469,274 of the shares of our common stock it acquired pursuant to its backstop commitment, 3,602,918 shares it has acquired subsequent to the 2006 Rights Offering and certain other shares it acquires in the future on all matters submitted to our stockholders, other than approval of a stockholder rights plan, in the same proportion as shares owned by all stockholders are voted.

     Under the shareholder’s agreement, for the same seven-year period, we agreed to exempt Berkshire Hathaway from our existing or future stockholder rights plans to the extent that Berkshire Hathaway complies with the terms and conditions of the shareholder’s agreement. If there is a stockholder vote on a stockholder rights plan that does not contain this agreed exemption, Berkshire Hathaway may vote without restriction all the shares it holds in a stockholder vote to approve or disapprove the proposed stockholder rights plan. We also agreed that, after the seven-year standstill period ends, during the time that Berkshire Hathaway owns USG equity securities, Berkshire Hathaway will be exempted from any stockholder rights plan, except that our board of directors may adopt a stockholder rights plan that restricts Berkshire Hathaway from acquiring (although it may continue to hold) beneficial ownership of more than 50% of USG’s voting securities, on a fully diluted basis, other than pursuant to an offer to acquire all shares of our common stock that is open for at least 60 calendar days.
Stockholder Rights Plan
     We have a stockholder rights plan. Under the rights plan, if any person or group acquires beneficial ownership of 15% or more of our then-outstanding voting stock, stockholders other than the 15% triggering stockholder will have the right to purchase additional shares of our common stock at half the market price, thereby diluting the triggering stockholder. During the seven-year standstill period under the shareholder’s agreement described above, which period expires in August 2013, Berkshire Hathaway (and certain of its affiliates) will not trigger the rights so long as Berkshire Hathaway complies with the terms of the shareholder’s agreement described above, and following that seven-year standstill period Berkshire Hathaway (and certain of its affiliates) will not trigger the rights unless Berkshire Hathaway and its affiliates acquire beneficial ownership of more than 50% of our voting stock on a fully diluted basis.
     The rights issued pursuant to the stockholder rights plan will expire on January 2, 2017. However, our board of directors has the power to accelerate or extend the expiration date of the rights. In addition, a board committee composed solely of independent directors will review the stockholder rights plan at least once every three years to determine whether to modify the plan in light of all relevant factors. The first of those reviews was conducted in November 2009, and no modifications of the plan were adopted. The next review is required by the end of the 2012.
Limitations on Liability and Indemnification of Directors and Officers
     Our Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by the DGCL. In addition, our By-laws and separate indemnification agreements provide that we must indemnify our directors and officers to the extent permitted by the DGCL.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is Computershare Trust Company.
PLAN OF DISTRIBUTION
     The Trustee at the direction of the Investment Manager may, or the Investment Manager may place trades directly with broker-dealers of its choice to, sell the shares of our common stock covered by this prospectus for the account of the Selling Stockholder. The registration statement, of which this prospectus is a part, registered the shares of our common stock held by the Selling Stockholder under the Securities Act to facilitate future sales by the Selling Stockholder to the public.
     The Selling Stockholder may sell shares of our common stock pursuant to this prospectus from time to time except as may otherwise be limited by applicable law:
•	In transactions (which may include one or more block transactions, including ordinary brokerage transactions) on the New York Stock Exchange;

•	Through the writing of options (including the issuance by the Selling Stockholder of derivative securities), whether the options or these other derivative securities are listed on an options or other exchange or otherwise;

•	Through purchases by a broker-dealer as principal and resale by a broker-dealer for its own account;

•	Through short sales of shares of our common stock;

•	In a combination of such transactions; or

•	By any other lawful method.
     Each sale may be made at prices related to prevailing market prices or at privately negotiated prices. The Trustee, on behalf of the Selling Stockholder and as directed by the Investment Manager, or the Investment Manager directly, may effect these transactions by selling the shares of our common stock to or through broker-dealers and these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchaser of the shares of our common stock for which such broker-dealers may act as agent or to whom they sell as principal, or both. This compensation as to a particular broker-dealer might be in excess of customary commissions.
     In effecting sales, brokers or dealers engaged by the Trustee or the Investment Manager and/or the Investment Manager may arrange for other brokers or dealers to participate in the resales. The Trustee as directed by the Investment Manager acting on behalf of the Selling Stockholder and/or the Investment Manager, may enter into hedging transactions with broker-dealers or other financial institutions, and in connection with those transactions, broker-dealers or other financial institutions may engage in short sales of the shares of our common stock. The Trustee as directed by the Investment Manager acting on behalf of the Selling Stockholder and/or the Investment Manager also may sell shares short and deliver the shares of our common stock to close out such short positions. The Trustee as directed by the Investment Manager acting on behalf of the Selling Stockholder or the Investment Manager also may enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the shares of our common stock, which the broker-dealer or other financial institution may resell pursuant to this prospectus. The Trustee as directed by the Investment Manager acting on behalf of the Selling Stockholder and/or the Investment Manager may offer the shares of our common stock in connection with the writing of exchange-traded call options, which would involve the selling of exchange-traded call option contracts over the shares of our common stock. By selling a call option, the Trustee as directed by the Investment Manager acting on behalf of the Selling Stockholder and/or the Investment Manager may receive a premium payment in return for giving the buyer of such option the right to buy the common stock at a pre-determined price. The Trustee as directed by the Investment Manager acting on behalf of the Selling Stockholder or the Investment Manager also may loan or pledge the shares of our common stock to a broker, dealer or other financial institution, and upon a default, the broker, dealer or other financial institution may effect sales of the loaned or pledged shares of our common stock pursuant to this prospectus.
     There is no assurance that the Trustee on behalf of the Selling Stockholder, at the direction of the Investment Manager, or the Investment Manager acting directly on behalf of the Selling Stockholder, will sell any or all of the shares of our common stock offered under this prospectus.
     USG has agreed to pay all expenses incurred in connection with the registration of the shares of our common stock offered under this prospectus, and the Selling Stockholder will pay all expenses incurred in connection with the sale of the shares of our common stock offered under this prospectus, including all underwriting discounts and selling commissions, fees and expenses of counsel and other advisors to the Selling Stockholder, transfer taxes and related charges in connection with the offer and sale of these shares of our common stock.
     In connection with its sales, the Trustee, the Selling Stockholder and any participating broker/dealer may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, and any commissions they receive and the proceeds of any sale of shares of our common stock may be deemed to be underwriting discounts and commissions under the Securities Act.
     In addition, any shares of our common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

     The Selling Stockholder is a trust that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”). Prohibited transactions under Title I of ERISA and Section 4975 of the Code could arise if, absent an available exemption, a person or entity which is a “party in interest,” as defined under ERISA, or a “disqualified person,” as defined under the Code, were to purchase any of the shares of our common stock being offered by the Selling Stockholder, unless the Selling Stockholder receives in exchange for the shares at least the price then prevailing on a national securities exchange and no commission is charged to the Selling Stockholder. Any such potential purchaser should consult with counsel to determine whether an exemption is available with respect to any such purchase.
     In order to comply with the securities laws of certain states, if applicable, the shares of our common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of our common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
     At the time a particular offering of shares of our common stock is made, if required, a prospectus supplement will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
LEGAL OPINION
     A legal opinion relating to the securities being offered by this prospectus will be rendered by Jones Day, Chicago, Illinois.
EXPERTS
     The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from USG Corporation’s annual report on Form 10-K and the effectiveness of USG Corporation and subsidiaries’ internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The following is a statement of the estimated expenses to be incurred by USG Corporation in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting discounts, commissions and transfer taxes.

Registration fee under the Securities Act of 1933, as amended	$3,291
Legal fees and expenses	$5,000
Accounting fees and expenses	$15,000
Miscellaneous, including traveling, telephone, copying, shipping and other out-of-pocket expenses	$5,000

Total	$28,291

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Section 145 of the DGCL, gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified and authorizes the corporation to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.
     Article VII of the registrant’s By-laws provides that the registrant (a) shall indemnify every person who is or was a director or officer of the registrant or is or was serving at the registrant’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise and (b) shall, if the board of directors so directs, indemnify any person who is or was an employee or agent of the registrant or is or was serving at the registrant’s request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent, in the manner and subject to compliance with the applicable standards of conduct, provided by Section 145 of the DGCL as the same (or any substitute provision therefor) may be in effect from time to time. Any such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     The registrant has procured insurance for the purpose of substantially covering its future potential liability for indemnification under Section 145 of the DGCL as discussed above and certain future potential liability of individual directors or officers incurred in their capacity as such which is not subject to indemnification.
     The registrant has entered into Indemnification Agreements with each of its directors and officers. The Indemnification Agreements provide that the registrant shall indemnify and keep indemnified the indemnitee to the fullest extent authorized by Section 145 of the DGCL as it may be in effect from time to time from and against any expenses (including expenses of investigation and preparation and reasonable fees and disbursements of legal counsel, accountants and other experts), judgments, fines and amounts paid in settlement by the indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not the cause of action, suit or proceeding incurred before or after the date of the Indemnification Agreements. The Indemnification Agreements further provide for advancement of amounts to cover expenses incurred by the indemnitee in defending any such action, suit or proceeding subject to an undertaking by the indemnitee to repay any expenses advanced which it is later determined he or she was not entitled to receive.

     Article Eleven of the registrant’s Restated Certificate of Incorporation eliminates the personal liability of the registrant’s directors to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (a) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (which addresses director liability for unlawful payment of a dividend or unlawful stock purchase or redemption) or (d) for any transaction from which the director derived an improper personal benefit.
ITEM 16. EXHIBITS.

Exhibit
Number	Description of Document
3.1	Restated Certificate of Incorporation of USG Corporation (incorporated by reference to Exhibit 3.01 to USG Corporation’s Current Report on Form 8-K filed June 21, 2006)(File No. 001-08864).

3.2	Certificate of Designation of Junior Participating Preferred Stock, Series D, of USG Corporation (incorporated by reference to Exhibit A of Exhibit 4 to USG Corporation’s Current Report on Form 8-K dated March 27, 1998)(File No. 001-08864).

3.3	Amended and Restated By-Laws of USG Corporation, dated as of May 13, 2009 (incorporated by reference to Exhibit 3.1 to USG Corporation’s Current Report on Form 8-K dated May 19, 2009)(File No. 001-08864).

4.1	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to USG Corporation’s Annual Report on Form 10-K dated February 16, 2007)(File No. 001-08864).

4.2	Rights Agreement, dated as of December 21, 2006, between USG Corporation and Computershare Investor Services, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to USG Corporation’s Registration Statement on Form 8-A dated December 21, 2006)(File No. 001-08864).

4.3	Amendment to Rights Agreement, dated as of December 5, 2008, to the Rights Agreement, dated as of December 21, 2006, by and between USG Corporation and Computershare Investor Services, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to USG Corporation’s Form 8-A dated December 5, 2008)(File No. 001-08864).

†5.1	Opinion of Jones Day.

†23.1	Consent of Deloitte & Touche LLP.

†23.2	Consent of Jones Day (included in Exhibit 5.1).

†24.1	Power of Attorney.

†	Filed herewith.
ITEM 17. UNDERTAKINGS.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 21, 2011.

USG CORPORATION
By:	/s/ Richard H. Fleming
	Name:	Richard H. Fleming
	Title:	Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James S. Metcalf	President and Chief Executive Officer, Director	June 21, 2011
James S. Metcalf	(Principal Executive Officer)

/s/ Richard H. Fleming	Executive Vice President and Chief Financial Officer	June 21, 2011
Richard H. Fleming	(Principal Financial Officer)

/s/ William J. Kelley Jr.	Vice President and Controller	June 21, 2011
William J. Kelley Jr.	(Principal Accounting Officer)

*	Director	June 21, 2011
Jose Armario

*	Director	June 21, 2011
Lawrence M. Crutcher

*	Director	June 21, 2011
William C. Foote

*	Director	June 21, 2011
W. Douglas Ford

*	Director	June 21, 2011
Gretchen R. Haggerty

*	Director	June 21, 2011
William H. Hernandez

*	Director	June 21, 2011
Richard P. Lavin

*	Director	June 21, 2011
Steven F. Leer

*	Director	June 21, 2011
Marvin E. Lesser

*	The undersigned by signing his name hereunto has hereby signed this registration statement on behalf of the above-named directors on June 21, 2011, pursuant to a power of attorney executed on behalf of each such director and filed with the Securities and Exchange Commission as Exhibit 24.1 hereto.

By:	/s/ Richard H. Fleming
Richard H. Fleming
(Attorney-in-Fact) June 21, 2011

EXHIBIT INDEX

Exhibit
Number	Description of Document
3.1	Restated Certificate of Incorporation of USG Corporation (incorporated by reference to Exhibit 3.01 to USG Corporation’s Current Report on Form 8-K filed June 21, 2006)(File No. 001-08864).

3.2	Certificate of Designation of Junior Participating Preferred Stock, Series D, of USG Corporation (incorporated by reference to Exhibit A of Exhibit 4 to USG Corporation’s Current Report on Form 8-K dated March 27, 1998)(File No. 001-08864).

3.3	Amended and Restated By-Laws of USG Corporation, dated as of May 13, 2009 (incorporated by reference to Exhibit 3.1 to USG Corporation’s Current Report on Form 8-K dated May 19, 2009)(File No. 001-08864).

4.1	Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to USG Corporation’s Annual Report on Form 10-K dated February 16, 2007)(File No. 001-08864).

4.2	Rights Agreement, dated as of December 21, 2006, between USG Corporation and Computershare Investor Services, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to USG Corporation’s Registration Statement on Form 8-A dated December 21, 2006)(File No. 001-08864).

4.3	Amendment to Rights Agreement, dated as of December 5, 2008, to the Rights Agreement, dated as of December 21, 2006, by and between USG Corporation and Computershare Investor Services, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to USG Corporation’s Form 8-A dated December 5, 2008)(File No. 001-08864).

†5.1	Opinion of Jones Day.

†23.1	Consent of Deloitte & Touche LLP.

†23.2	Consent of Jones Day (included in Exhibit 5.1).

†24.1	Power of Attorney.

†	Filed herewith.